     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                3COM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                              --------------------

                  DELAWARE                                       94-2605794
         (State or Other Jurisdiction of                     (I.R.S. Employer
         Incorporation or Organization)                      Identification No.)

                               5400 BAYFRONT PLAZA
                           SANTA CLARA, CA 95052-8145
                                 (408) 326-5000
                    (Address of Principal Executive Offices)

                              --------------------

                                 KERBANGO, INC.
                             1999 STOCK OPTION PLAN

                                 KERBANGO, INC.
                FOUNDERS RESTRICTED STOCK PURCHASE AGREEMENTS WITH
                 CARL HEWITT, JONATHAN FITCH AND JAMES S. GABLE

                            (Full Title of the Plans)

                              --------------------

                                 MARK D. MICHAEL
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                3COM CORPORATION
                               5400 BAYFRONT PLAZA
                           SANTA CLARA, CA 95052-8145
                              (NAME AND ADDRESS OF
                               AGENT FOR SERVICE)


                                 (408) 326-5000
          (Telephone Number, Including Area Code, of Agent For Service)


                                    COPY TO:

                           KATHY WOEBER GARDNER, ESQ
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 392-1122


CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                    AMOUNT              PROPOSED             PROPOSED           AMOUNT OF
                                                    TO BE           MAXIMUM OFFERING     MAXIMUM AGGREGATE    REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED         REGISTERED (1)      PRICE PER SHARE       OFFERING PRICE           FEE
-----------------------------------------------------------------------------------------------------------------------------
Kerbango, Inc. 1999 Stock Option Plan:          311,597 shares          $0.38 (2)         $118,602.03 (2)        $31.31
  3Com Common Stock, par value $0.01            217,547 shares         $17.03 (2)       $3,704,825.41 (2)       $978.07
-----------------------------------------------------------------------------------------------------------------------------

Kerbango, Inc. Founders Restricted Stock
Purchase Agreements with Carl Hewitt,
Jonathan Fitch and James S. Gable:
  3Com Common Stock, par value $0.01           1,049,603 shares        $17.03 (3)       $17,874,739.09 (3)    $4,718.93
-----------------------------------------------------------------------------------------------------------------------------

                   TOTAL                       1,578,747 shares                         $21,698,166.53        $5,728.31
-----------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to 311,597 shares subject to outstanding options to purchase Common Stock under the plans described above (collectively, the "Plans"), the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $0.38 per share pursuant to Rule 457(h) under the Securities Act. With respect to 217,547 shares of Common Stock subject to rights of repurchase under the Plan, the estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of $17.03 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on August 23, 2000.

(3) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act. With respect to 1,049,603 shares of Common Stock subject to rights of repurchase under the Agreements, the estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of $17.03 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on August 23, 2000.


================================================================================

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's latest annual report;

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act on September 18, 1984, including any amendment or report filed for the purpose of updating such description; and

         (d) The description of certain Common Stock Purchase Rights that at the present time are represented by and may only be transferred with the Company's Common Stock, which description is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 22, 1989 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         The Registrant's By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the By-laws.

         The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any such capacity, subject to certain exclusions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         EXHIBIT
         NUMBER       NAME
         ------       ----

         5.1          Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

         23.1         Consent of Deloitte & Touche LLP.

         23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

         24.1 Power of Attorney is included on signature page of this Registration Statement.

         99.1         Kerbango, Inc. 1999 Stock Option Plan.


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)      to include any prospectus required by
Section 10(a)(3) of the Securities Act;

                         (ii)     to reflect in the  prospectus  any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                         (iii)    to include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 25th of August, 2000.


                                          3COM CORPORATION
                                          (Registrant)


                                          By: /s/ ERIC A. BENHAMOU
                                             -----------------------------------
                                             Eric A. Benhamou
                                             Chief Executive Officer



                                POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of 3Com Corporation, a Delaware corporation, hereby constitutes and appoints Eric A. Benhamou and Michael Rescoe and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in his capacity as a director, to execute this Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he might or could do in person, and ratify and confirm all that such attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                             TITLE                         DATE
                 ---------                             -----                         ----

/s/ Eric A. Benhamou
---------------------------------------      Chairman of the Board and         August 25, 2000
Eric A. Benhamou                              Chief Executive Officer
                                           (Principal Executive Officer)

/s/ Michael Rescoe
---------------------------------------    Senior Vice President Finance and
Michael Rescoe                           Planning and Chief Financial Officer  August 25, 2000
                                          (Principal Finance and Accounting
                                                     Officers)

/s/ James S. Cowie
---------------------------------------
James E. Cowie                                        Director                 August 25, 2000


---------------------------------------
Philip C. Kantz                                       Director                 August 25, 2000


---------------------------------------
James R. Long                                         Director                 August 25, 2000

/s/ Jan Peters
---------------------------------------
Jan Peters                                            Director                 August 25, 2000


---------------------------------------
Casey G. Cowell                                       Director                 August 25, 2000

/s/ David W. Dorman
---------------------------------------
David W. Dorman                                       Director                 August 25, 2000

/s/ Jean-Louis Gassee
---------------------------------------
Jean-Louis Gassee                                     Director                 August 25, 2000

/s/ Paul G. Yovovich
---------------------------------------
Paul G. Yovovich                                      Director                 August 25, 2000

/s/ William F. Zuendt
---------------------------------------
William F. Zuendt                                     Director                 August 25, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                    UNDER THE

                             SECURITIES ACT OF 1933

                                3COM CORPORATION

                                  EXHIBIT INDEX


EXHIBIT
NUMBER        NAME
------        ----
 5.1          Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

 23.1         Consent of Deloitte & Touche LLP.

 23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

 24.1 Power of Attorney is included on signature page of this Registration Statement.

 99.1         Kerbango, Inc. Corporation 1999 Stock Option Plan.